Exhibit 10.14

ARGO MEDICAL TECHNOLOGIES LTD.

(the “Company”)

2012 EQUITY INCENTIVE PLAN

2012 U.S. SUB PLAN

(For U.S. Participants Only)

1.	Special Provisions for U.S. Participants

This U.S. Sub Plan (the “U.S. Sub Plan”) to the Company’s 2012 Equity Incentive Plan (the “Plan”) shall apply only to Participants who are citizens or residents of the United States as of the date of the grant of Awards (“U.S. Participants”). This U.S. Sub Plan shall be deemed to be part of the Plan and all of the provisions of the Plan shall apply to this U.S. Sub Plan, and where any terms of this U.S. Sub Plan are in conflict with the Plan, the terms of the Plan shall control.

Capitalized terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided by this U.S. Sub Plan. Notwithstanding any provisions contained in the Plan to the contrary and to the extent required by applicable laws, the following terms shall apply to all Awards granted to U.S. Participants.

This Sub Plan applies to the grants of any Awards of the Company under the Plan. The purpose of this U.S. Sub Plan is to establish certain rules and limitations applicable to Awards that may be granted or issued under the Plan from time to time, in compliance with the United States federal income taxation applicable laws currently in force in the United States. Except as otherwise provided by this Sub Plan, all grants made pursuant to this Sub Plan shall be governed by the terms of the Plan.

2.	Definitions

Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Plan. The following additional definitions will apply to grants made pursuant to this Sub Plan:

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Incentive Share Option” means any Opiton granted to a U.S. Participant intended to be, and designated as, an “Incentive Stock Option” within the meaning of Section 422 of the Code.

“Listing Date” means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an inter dealer quotation system if such securities exchange or inter dealer quotation system has been certified.

“Non-Qualified Share Option” means any Option granted to a U.S. Participant that is not an Incentive Share Option.

“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any of its Affiliates.

3.	Eligibility

The Board (or to the extent permitted under applicable law, the Committee) may at any time and from time to time grant Options to U.S. Participants under this Sub-Plan; provided, however, that Incentive Share Option may be granted only to employees in accordance with the Code.

4.	U.S. Award Provisions

Each Award shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate and set forth in the Agreement. All Awards shall be separately designated Incentive Share Options or Nonstatutory Share Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares purchased on exercise of each type of Award. Any Award granted under this Sub Plan will be in such form as the Board may at the time of such grant approve.

The Award Agreement evidencing any Award(s) will incorporate, among others, the following terms and conditions and will contain such additional terms and conditions, as the Board deems appropriate in its sole and absolute discretion:

(a) Award Exercise Price. (i) The Exercise Price per Award will be determined by the Board, subject to applicable law, and will not be less than 100% of the Fair Market Value per Share on the date of the grant. However, a Ten Percent Shareholder shall not be granted an Incentive Share Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the shares on the date of grant. (ii) Prior to the Listing Date, a Ten Percent Shareholder shall not be granted a Non-Qualified Share Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

5.	Amendments and Termination

(a) The Board shall have the authority to amend this Sub Plan in accordance with Section 17 of the Plan.

(b) The Board may amend, alter or discontinue this Sub-Plan at any time, provided that no amendment, alteration or discontinuation will be made without the approval of such amendment by the Company’s shares holders and in a manner consistent with the requirements of Section 422 of the Code.

6.	General Provisions

(a) The Board may require each U.S. Participant to represent to, and agree with the Company in writing that, the U.S. Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate.

(b) Shares shall not be issued hereunder unless, in the judgment of counsel for the Company, the issuance complies with the requirements of any stock exchange or quotation system on which the Shares are then listed or quoted, the Securities Act of 1933, the Exchange Act, the Code, all rules and regulations promulgated thereunder and all other applicable laws.

(c) All certificates for Shares or other securities delivered under this Sub-Plan will be subject to such transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the shares are then listed and any applicable laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d) No later than the date as of which an amount first becomes includible in the gross income of the U.S. Participant for United States federal income tax purposes with respect to any Award, the U.S. Participant will pay to the Company, or make arrangements satisfactory to the Board regarding the payment of taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan and this Sub Plan will be conditioned on such payment or arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the U.S. Participant. Unless otherwise determined by the Board, the minimum required withholding obligation with respect to an Award may be settled in shares of Company, including the Shares that are subject to that Award.

7.	California Participants.

A U.S. Participant located in California shall receive Nonqualified Share Options and Incentive Share Options that comply also with the California Award Terms and Conditions attached as Appendix A.

8.	Invalid Provisions

In the event that any provision of this Sub-Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

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APPENDIX A

ARGO MEDICAL TECHNOLOGIES LTD.

CALIFORNIA AWARD TERMS AND CONDITIONS

(Applicable to U.S. Participants Located in California)

Definitions. With respect to U.S. Participants located in California (“Participant”), the following terms shall have the respective meanings set forth below:

“California Code” means the California Corporate Securities Law of 1968, as amended.

“California Regulations” means the regulations set forth in Title 10 of the California Code of Regulations.

“Disability” means (x) before the Listing Date, the inability of a Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with the Company or any Affiliate because of the sickness or injury of the Participant, and (y) after the Listing Date, the permanent and total disability of a Participant within the meaning of Section 22(e)(3) of the Code.

Applicability of this Annex A. Prior to the Listing Date, unless an applicable exemption from Section 25110 of the California Code other than the exemption set forth in Section 25102(o) of the California Code is available, Awards granted under this Plan that are subject to the California Code shall be subject to the additional requirements of this Annex A. In the event of any conflict or inconsistency between the provisions of this Annex A and the Plan and/or the U.S. Sub Plan, the provisions of this Appendix A shall control.

Securities Law Compliance. Prior to the Listing Date, a person shall not be eligible for the grant of an Award if, at the time of grant, either the offer or the sale of the Company’s securities to such person is not exempt under Rule 701 of the Securities Act because of the nature of the services that the person is providing to the Company and/or any Affiliate, or because such person is not a natural person, or as otherwise provided by Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.

Termination of Employment. In the event a Participant’s employment terminates (other than upon the Participant’s death or Disability), the Participant may exercise the Participant’s Award (to the extent that the Participant was entitled to exercise such Award as of the date of termination or as otherwise permitted by the Committee) but only within such period of time ending on the earlier of (i) the date thirty (30) days following the Participant’s severance date (or such longer specified in the Award Agreement) or (ii) the expiration of the term of the Award as set forth in the Award Agreement. If, after termination, the Participant does not exercise the Participant’s Award within the time specified in the Award Agreement, the Award shall terminate.

Disability of Participant. In the event that a Participant’s employment terminates as a result of the Participant’s disability, the Participant may exercise the Participant’s Award (to the extent that the Participant was entitled to exercise such Award as of the date of termination), but only within such period of time ending on the earlier of (i) the date six (6) months following the Participant’s severance date (or such longer period specified in the Award Agreement ) or (ii) the expiration of the term of the Award as set forth in the Award Agreement. If, after termination, the Participant does not exercise the Participant’s Award within the time specified herein, the Award shall terminate.

Death of Participant. In the event (i) a Participant’s employment terminates as a result of the Participant’s death or (ii) the Participant dies within the period (if any) specified in the Award after the termination of the Participant’s employment for a reason other than death, then the Award may be exercised (to the extent the Participant was entitled to exercise such Award as of the date of death or as otherwise permitted by the Committee) by the Participant’s estate, by a person who acquired the right to exercise the Award by bequest or inheritance or by a person designated to exercise the Award upon the Participant’s death, but only within the period ending on the earlier of (x) the date six (6) months following the date of death (or such longer or shorter period specified in the Award Agreement) or (y) the expiration of the term of such Award as set forth in the Award Agreement. If, after death, the Award is not exercised within the time specified herein, the Award shall terminate.

Filing with California Commissioner of Corporations. No later than thirty (30) days after an Award subject to this Appendix A is granted under the Plan and/or the U.S. Sub Plan, the Company shall file a notice of transaction in accordance with rules adopted by the California Commissioner of Corporations, accompanied by a filing fee as prescribed by subdivision (y) of Section 25608 of the California Code, or any successor provision thereto.

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